Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Employee Stock Purchase Plan and the Amended and Restated 1993 Stock Plan of Neurobiological Technologies, Inc. of our report dated August 6, 1999 with respect to the financial statements of Neurobiological Technologies, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 1999, as filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP

Palo Alto, California

December 7, 1999